(h)(1)(xxxv)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to Transfer Agency and Service Agreement (this “Amendment”), effective as of August 25, 2023, is made by and between Matthews International Funds d/b/a Matthews Asia Funds, a Delaware statutory trust (the “Trust”) and the Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transfer Agency and Service Agreement, dated as of July 1, 2022, as amended from time to time, by and between the Trust and BNY Mellon (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein BNY Mellon agreed to act as the transfer agent and dividend disbursing agent for certain series of the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.       The addition of the Matthews Emerging Markets Sustainable Future Active ETF, the Matthews Pacific Tiger Active ETF, the Matthews India Active ETF, the Matthews Japan Active ETF, and the Matthews Asia Dividend Active ETF, as set forth on the attached amended Appendix A.

2.       The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

THE BANK OF NEW YORK MELLON		MATTHEWS INTERNATIONAL FUNDS
d/b/a MATTHEWS ASIA FUNDS

By:	/s/ Barbara Wentzel	By:	/s/ John P. McGowan
Name: Barbara Wentzel		Name: John P. McGowan
Title: Managing Director		Title: Vice President and Secretary
Date: August 24, 2023		Date: August 24, 2023

Appendix A

Series of Matthews International Funds, d/b/a Matthews Asia Funds

Matthews Emerging Markets Equity Active ETF

Matthews Asia Innovators Active ETF

Matthews China Active ETF

Matthews Emerging Markets ex China Active ETF

Matthew Korea Active ETF

Matthews Emerging Markets Sustainable Future Active ETF

Matthews Pacific Tiger Active ETF

Matthews India Active ETF

Matthews Japan Active ETF

Matthews Asia Dividend Active ETF